Exhibit 99.2

Recent Developments

Stock Repurchase Program—In February 2008, our Board of Directors approved a stock repurchase program to repurchase, from time to time based on market conditions and other considerations, up to $1.5 billion of our shares of our Class A common stock (“Common Stock”). As of October 8, 2009, we had repurchased a total of 19.9 million shares of Common Stock for an aggregate of $721.1 million, including commissions and fees, pursuant to this program, including the purchase of 3.6 million shares during the period July 1, 2009 to October 8, 2009, for an aggregate of $118.2 million, including commissions and fees.